SECURITIES AND EXCHANGE COMMISSION

                        WASHINGTON, D.C. 20549

                               FORM 8-K

                            CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934

Date of Report (Date of earliest event reported):  August 10, 1994



                        LSI LOGIC CORPORATION
        (Exact name of registrant as specified in its charter)



Delaware                  0-11674              94-2712976
(State or other         (Commission           (IRS Employer
jurisdiction of          File Number)        Identification No.)



         1551 McCarthy Blvd., Milpitas, California 95035
            (Address of principal executive offices)


Registrant's telephone number, including area code:(408)433-8000


                          Not Applicable
  (Former name or former address, if changed since last report)


















Item 5.   Other Events

     On July 11, 1994, LSI Logic Corporation (the "Registrant") noticed a call for redemption on August 10, 1994 of its 6 1/4% Convertible Subordinated Debentures Due 2002 (the "Debentures").
As of August 10, 1994 at 5:00 pm local time in Brussels, Belgium, holders of $97,138,000 of the outstanding $98,250,000 of Debentures had converted their Debentures into 4,856,900 shares of the common stock of the Registrant.




                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   August 10, 1994              LSI LOGIC CORPORATION

                                     /s/ David E. Sanders

                                     David E. Sanders
                                     Vice President, General
                                       Counsel & Secretary